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                  UPTOWNER INNS, INC. AND SUBSIDIARIES



       Exhibit 21 - Subsidiaries of Uptowner Inns, Inc.
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           *  Motel & Restaurant Supply
              100% Owned Subsidiary
              Incorporated in the State of West Virginia




     * Represents a Corporation which had no activity during fiscal year June 30, 2001, 2000 or 1999